Exhibit 99.1

Lifeward Reports First Quarter 2026 Financial Results

Oramed strategic transaction successfully closed and $10 million financing received

Oratech acquisition brings $6.5 million in cash and promising Protein Oral Delivery™ biomed technology, with lead asset ORMD-0801 oral insulin set to commence Phase 2 study

Acquired upper body exoskeleton technology addressing unmet need in 4.6 million stroke survivors

Quarterly operating cash burn reduced by 33% year-over-year, reflecting improved operational efficiencies and working capital management

Continued improvements in operating expenses and cash utilization as company prepares to scale neurorehabilitation products volume

Conference call scheduled for 8:30 AM ET today

HUDSON, MA, and YOKNEAM ILLIT, Israel, May 15, 2026 – Lifeward Ltd. (Nasdaq: LFWD) (“Lifeward” or the “Company”), a diversified biomedical innovation company with a portfolio of commercialized neurorehabilitation products and a biomedical pipeline, today announced its financial results for the first quarter ended March 31, 2026 and that it will delay filing of its Form 10-Q for the quarter ended March 31, 2026 as additional time is needed to finalize the accounting and financial reporting related to the strategic transaction completed in March 2026.

“During the first quarter, we significantly strengthened Lifeward’s strategic and financial position through the successful closing of our strategic transaction and financing, marking an important milestone in our evolution,” said Mark Grant, CEO of Lifeward. “With the additional capital added to our balance sheet, the acquisition of Oratech and its Protein Oral Delivery platform, and continued improvements in operating efficiency and cash utilization, we believe Lifeward is now better positioned on its path toward profitability. As we continue to build and grow our solid foundation in neurorehabilitation medtech, our shareholders also have a meaningful opportunity through our Protein Oral Delivery biomed platform.”

Recent Corporate Highlights

•	Strategic transaction closed with equity-based acquisition of Oratech: $10 million financing received
ORMD-0801 oral insulin Phase 2 trial set to commence: Trial activities to be managed by Oramed utilizing Oratech transaction funds
•
Upper body powered exoskeleton technology addresses unmet need in 4.6 million stroke survivors: The Company entered into an agreement during the first quarter of 2026 to acquire technology with integrated AI capabilities designed to assist individuals with upper-limb mobility limitations

•
ReWalk personal exoskeleton sales increase: Driven by expanding distribution, international sales, and reimbursement coverage from the three largest Medicare Advantage insurers - Aetna, Humana, and UnitedHealthcare

First Quarter 2026 Financial Results

Revenue was $3.9 million in the first quarter of 2026, compared to $5.0 million in the first quarter of 2025, a decrease of $1.1 million, or approximately 22%. Revenue from the sale of ReWalk Personal exoskeletons increased by 11% to $1.6 million in first quarter of 2026 compared to the same period in 2025. MyoCycle FES bike sales were $0.2 million, unchanged from the first quarter of 2025. Revenue from the sale of AlterG products and services was $2.1 million, a decline of 38% from the same period in 2025. This was primarily due to lower unit shipments in the U.S. and internationally mainly caused by timing issues associated with working capital constraints impacting sourcing and supply chain. Lifeward expects to ship against secured orders during the second and third quarters of 2026.

Gross margin was 34.2% during the first quarter of 2026, compared to 42.2% in the first quarter of 2025. The year-over-year decrease was primarily driven by lower production volumes and the resulting reduced absorption of fixed manufacturing overhead, as well as higher tariffs and fluctuations in foreign exchange rates. On a non-GAAP basis, adjusted gross margin was 34.3% during the first quarter of 2026, compared to 42.2% in the prior-year quarter.

Total operating expenses in the first quarter of 2026 were $11.7 million, compared to $7.0 million in the first quarter of 2025. The increase was primarily attributable to a one-time, non-cash research and development expense of approximately $4.9 million related to the acquired in-process research and development assets in connection with the Oratech transaction. Excluding this one-time charge, operating expenses decreased year-over-year, primarily reflecting lower sales and marketing expenses and improved operating efficiencies. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses declined by 12% to $5.9 million in the first quarter of 2026, compared to $6.8 million in the first quarter of 2025. This decrease primarily reflects improved productivity in marketing and sales operations, and lower R&D spending after the completion of major development programs. The Company expects this positive trend in marketing and sales efficiencies to continue into 2026, as it increases investments in R&D to advance new products to market.

Operating loss in the first quarter of 2026 was $10.3 million, compared to $4.9 million in the first quarter of 2025, an increase of 113%, primarily due to the items discussed above, including transaction-related and other one-time expenses. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $4.6 million in the first quarter of 2026, unchanged from $4.6 million in the first quarter of 2025.

Net loss was $10.8 million, or $6.70 per share, in the first quarter of 2026, compared to $4.8 million, or $5.53 per share, in the first quarter of 2025. The increase was primarily attributable to the items discussed above, including transaction-related and other one-time expenses. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $5.1 million, or $3.13 per share, in the first quarter of 2026, compared to $4.6 million, or $5.28 per share, in the first quarter of 2025.

Liquidity

As of March 31, 2026, Lifeward had $11.4 million in unrestricted cash and cash equivalents on its balance sheet, compared to $2.2 million as of December 31, 2025. The increase in cash was primarily driven by net proceeds from the convertible notes financing transaction, as well as approximately $6.5 million of cash acquired in connection with the Oratech transaction. Cash used in operating activities during the first quarter of 2026 declined to $3.7 million, compared to $5.5 million during the first quarter of 2025, primarily reflecting improved operational efficiencies and working capital management.

Conference Call

Lifeward management will host its conference call as follows:

Date: May 15, 2026
Time: 8:30 AM EDT
Telephone:
•	U.S: 1-833-316-0561
•	International: 1-412-317-0690
•	Germany: 0800-6647650
•	Israel: 1-80-9212373
Access code: Please reference the “Lifeward Earnings Call”

The conference call will be webcast live and can be accessed through a link on the Company’s website at golifeward.com in the "Investors" section, or through the following link: https://edge.media-server.com/mmc/p/rz8f7ck8. An archived webcast will also be available on the Company's website at the Investor Events Calendar page.

About Lifeward

Lifeward is a global innovator focused on advancing medical technologies and biomedical solutions that improve lives. The Company’s established portfolio includes market-leading neurorehabilitation technologies such as the ReWalk® Exoskeleton, AlterG® Anti-Gravity system, MyoCycle® FES System, and ReStore® Exo-Suit. These solutions span the continuum of care in physical rehabilitation and recovery, deploying the most advanced robotics and AI technologies to restore full health and quality of life to a broadening patient population. The Company is now executing a strategic evolution into a diversified biomedical company, expanding beyond rehabilitation and into high-value therapeutic platforms. This includes its Protein Oral Delivery (POD™) platform, designed to enable oral delivery of biologic drugs, with lead candidate ORMD-0801 (oral insulin) targeting a large and underserved diabetes market.

Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore® and AlterG® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: management’s  expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the future operations of Lifeward, including research and development activities; the nature, strategy and focus of Lifeward; Lifeward’s ability to successfully integrate Oratech into its organization and realize the anticipated benefits therefrom; anticipated clinical drug development activities and related timelines, and other clinical results; the sufficiency of post-transaction resources to support the advancement of Lifeward’s pipeline through certain milestones and the time period over which Lifeward’s post-transaction capital resources will be sufficient to fund its anticipated operations; unexpected costs, charges or expenses resulting from the strategic transaction; expected timing and results of the ORMD-0801 clinical trial; legislative, regulatory, political and economic developments; the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company’s ability to continue to operate as a going concern; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer and transitioning the manufacturing of its ReWalk products to its in-house manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2025 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue for the foreseeable future, to be a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Contact:
Almog Adar
Chief Financial Officer
Lifeward

E: media@golifeward.com
E: ir@golifeward.com

Lifeward Ltd. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$3,923	$5,034
Cost of revenues	2,581	2,912
Gross profit	1,342	2,122
Operating expenses:
Research and development, net	5,845	918
Sales and marketing	3,271	3,837
General and administrative	2,565	2,220
Total operating expenses	11,681	6,975
Operating loss	(10,339)	(4,853)
Financial expense (income), net	448	(30)
Loss before income taxes	(10,787)	(4,823)
Taxes on income	6	11
Net loss	$(10,793)	$(4,834)
Basic net loss per ordinary share	$(6.70)	$(5.53)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted (*)	1,610,969	873,845

(*) All share and per share amounts presented in this note have been retroactively adjusted to reflect the Company’s 1-for-12 reverse share split effected on February 24, 2026.

Lifeward Ltd. and subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2026	2025
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$11,422	$2,169
Restricted cash	10	240
Clinical trial services	366	-
Trade receivables, net of credit losses of $234 and $192, respectively	5,664	6,138
Prepaid expenses and other current assets	1,844	1,528
Inventories	6,251	5,732
Total current assets	25,557	15,807
Restricted cash and other long term assets	436	209
Clinical trial services	609	-
Operating lease right-of-use assets	1,491	1,544
Property and equipment, net	571	585
Goodwill	4,755	4,755
Total assets	$33,419	$22,900
Liabilities and equity
Current liabilities
Trade payables	6,376	5,590
Current maturities of operating leases	425	425
Other current liabilities	3,834	3,221
Convertible promissory note	-	2,803
Total current liabilities	10,635	12,039

Non-current operating leases	1,113	1,159
Convertible promissory notes, net	7,276	-
Warrant liabilities	6,842	-
Other long-term liabilities	1,262	1,294
Shareholders’ equity	6,291	8,408
Total liabilities and equity	$33,419	$22,900

Lifeward Ltd. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Net cash used in operating activities	$(3,675)	$(5,493)
Net cash provided by (used in) investing activities	$6,500	$(5)
Net cash provided by financing activities	$6,422	$4,471
Effect of exchange rate changes on cash, cash equivalents and restricted cash	$3	$7
Increase (decrease) in cash, cash equivalents, and restricted cash	9,250	(1,020)
Cash, cash equivalents, and restricted cash at beginning of period	$2,579	$7,108
Cash, cash equivalents, and restricted cash at end of period	$11,829	$6,088

Lifeward Ltd. and subsidiaries
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Revenues based on customer’s location:
United States	2,361	3,209
Europe	704	780
Germany	697	556
Asia-Pacific	52	42
Rest of the world	109	447
Total revenues	$3,923	$5,034

	Three Months Ended
	March 31,
Dollars in thousands, except per share data	2026	2025

GAAP net loss	$(10,793)	$(4,834)
Adjustments:
Non-cash acquired in-process R&D expense	4,947	-
Oramed transaction-related expenses	619	-
Stock-based compensation expenses	177	220

Non-GAAP net loss	$(5,050)	$(4,614)

Weighted average shares used in computing net loss per share (*)	1,610,969	873,845

Non-GAAP net loss per share	$(3.13)	$(5.28)

(*) All share and per share amounts presented in this note have been retroactively adjusted to reflect the Company’s 1-for-12 reverse share split effected on February 24, 2026.

	Three Months Ended
	March 31,		March 31,
	2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP operating loss	$(10,339)	(263.5)%	$(4,853)	(96.4)%
Adjustments:
Non-cash acquired in-process R&D expense	4,947	126.1%	-	-
Oramed transaction-related expenses	619	15.8%	-	-
Stock-based compensation expenses	177	4.5%	220	4.4%

Non-GAAP operating loss	$(4,596)	(117.1)%	$(4,633)	(92.0)%

	Three Months Ended
	March 31,		March 31,
	2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP gross profit	$1,342	34.2%	$2,122	42.2%
Adjustments:
Stock-based compensation expenses	5	0.1%	3	0.0%

Non-GAAP gross profit	$1,347	34.3%	$2,125	42.2%

	Three Months Ended
	March 31,		March 31,
	2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP research & development	$5,845	149.0%	$918	18.2%
Adjustments:
Non-cash acquired in-process R&D expense	(4,947)	(126.1)%	-	-
Stock-based compensation expenses	(37)	(0.9)%	(36)	(0.7)%

Non-GAAP research & development	$861	22.0%	$882	17.5%

	Three Months Ended
	March 31,		March 31,
	2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP sales & marketing	$3,271	83.4%	$3,837	76.2%
Adjustments:
Stock-based compensation expenses	(58)	(1.5)%	(82)	(1.6)%

Non-GAAP sales & marketing	$3,213	81.9%	$3,755	74.6%

	Three Months Ended
	March 31,		March 31,
	2026		2025
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP general & administrative	$2,565	65.4%	$2,220	44.1%
Adjustments:
Oramed transaction-related expenses	(619)	(15.8)%	-	-
Stock-based compensation expenses	(77)	(2.0)%	(99)	(2.0)%

Non-GAAP general & administrative	$1,869	47.6%	$2,121	42.1%